UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2013

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	000-28402	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 20, 2013, Aradigm Corporation, a California corporation (the “Company”), Grifols, S.A., (“Grifols”) and certain other investors (the “Investors”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company agreed, subject to the terms and conditions set forth in the Stock Purchase Agreement, to issue and sell a total of 209,774,558 shares of the Company’s common stock (“Common Stock”), to Grifols and an additional 124,193,546 shares of Common Stock to the Investors, for a total sale of 333,968,104 shares of Common Stock (the “Company Stock Sale”), for a purchase price of $0.124 per share. The aggregate gross consideration payable to the Company in the Company Stock Sale is approximately $41.4 million.

In conjunction with signing the Stock Purchase Agreement, the Company and Grifols agreed to enter into a License and Collaboration Agreement (the “License Agreement”) at the closing of the Company Stock Sale. The License Agreement would exclusively license the Company’s inhaled liposomal ciprofloxacin compound for the indication of non-cystic fibrosis bronchiectasis and other indications (the “Program”) to Grifols on a worldwide basis. Grifols would fund development expenses and commercialize products from the Program (“Products”), and pay development milestones and royalties on future commercial sales of Products. The License Agreement is described further below.

The Stock Purchase Agreement and other documents which are attached to it as exhibits and are described herein contain customary representations and warranties of the Company as of specific dates. Except for their status as legal documents governing the contractual rights among the parties thereto, such transaction documents are not intended to be a source of factual, business or operational information about the Company or its business. The representations and warranties contained in such transaction documents are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure letter provided in accordance with such documents. Such representations, warranties and covenants have been negotiated by the Company, Grifols and the Investors for the purpose of allocating contractual risk between the parties, including in subject areas where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Readers should not rely on the representations, warranties and covenants in such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

The Stock Purchase Agreement contains customary representations, warranties and covenants by each of the Company and Grifols, including, among others, covenants by the Company (i) to conduct its business in the ordinary course during the period between the execution of the Stock Purchase Agreement and the closing of the Company Stock Sale (the “Closing”); (ii) not to engage in certain specified transactions during such period, including declaring or paying any dividends or making any other distributions in respect of its capital stock; and (iii) not to (x) solicit proposals relating to alternative business combination transactions or (y) enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions. The Company covenants to hold a meeting of its shareholders to (i) approve certain amendments to the Company’s charter, including amendments necessary to increase the total number of shares of Common Stock authorized to be issued by the Company to at least 706,830,627 shares, including the 333,968,104 shares to be sold in the Company Stock Sale (the “Charter Amendment”) and (ii) to approve the Company’s closing of the Company Stock Sale and entering into the License Agreement, Governance Agreement and other agreements described below and in the Stock Purchase Agreement (the “Transactions”). Shareholders of the Company holding more than 50% of the outstanding shares of the Company’s Common Stock have entered into agreements with Grifols to vote in favor of these proposals.

The board of directors of the Company has determined the Transactions to be fair to and in the best interest of the Company and its shareholders and adopted resolutions approving the Transactions and recommending the Company’s shareholders approve the Charter Amendment and the Transactions.

The Closing is subject to various customary closing conditions, including, among others, (i) approval by the Company’s shareholders of the Charter amendment and the Transactions and (ii) the Company’s entering into binding terms with a third party to commercially manufacture Products to permit the Company to satisfy its obligation to commercially supply Grifols with Products.

The Stock Purchase Agreement contains certain termination rights for both the Company and Grifols, including if the Transactions are not concluded on or before November 20, 2013.

Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with the sale of Common Stock to the Investors in the Company Stock Sale.

A copy of the Stock Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

License Agreement

The License Agreement will be signed simultaneously with the closing of the Company Stock Sale. Under the License Agreement, the Company will grant to Grifols an exclusive license to the Program, the lead product candidate under which is named Pulmaquin™. The license permits Grifols to commercialize Products throughout the world and grants Grifols a back-up manufacturing right to produce Products.

The Company will develop the Product for non-cystic fibrosis bronchiectasis or pulmonary infections associated with non-cystic fibrosis bronchiectasis, in accordance with an agreed upon development plan and pursuant to a Grifols-funded budget of $65 million (which includes allocations for the Company’s internal, fully-burdened expenses). Any excess expenses will be borne by the Company. The Company will develop the Product for additional indications at Grifols’ sole expense if Grifols elects to pursue such development.

The Company will be responsible for obtaining regulatory approval of the first indication for the Product in the United States and the European Union. Additional regulatory expenses will be borne by Grifols, including the cost of obtaining approval outside the United States and European Union, and the cost of maintaining approvals globally. Grifols will use diligent efforts to commercialize the Product in countries where regulatory approval has been obtained.

The Company will be responsible for supplying Grifols’ requirements of the Product, and must establish primary and back-up suppliers acceptable to Grifols. Grifols will purchase Products from the Company on a cost pass-through basis plus a margin.

The collaboration between Grifols and the Company will be governed by a joint committee comprised of equal representation by the Company and Grifols and operated on a consensus basis. In the event that the parties do not agree, Grifols shall have deciding authority, except with respect to specific matters specified in the License Agreement.

Grifols will make development milestone payments of up to $25 million (with an initial payment of $5 million for initiation of the first Phase III clinical trial). On a country-by-country basis, Grifols will make royalty payments on net sales at a rate of either 12.5% or 20% (depending on the amount of net sales) for so long as there is patent coverage or orphan drug designation (or, if longer, 10 years), except that payments will be reduced by half in the event that a competitive product is being sold.

The License Agreement includes customary representations and warranties on behalf of Aradigm as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

A copy of the License Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement.

Option Agreement

Simultaneously with execution of the License Agreement, Aradigm will enter into an Option Agreement (the “Option Agreement”) with Grifols granting Grifols a limited term option to license Aradigm’s AERx® pulmonary drug delivery platform for use with another molecule. The Option Agreement affords Grifols a limited period of time to conduct a diligence assessment. If Grifols elects to proceed with a license, Grifols will pay Aradigm a low single digit royalty on net sales but bear all costs associated with development and commercialization.

A copy of the Option Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Option Agreement is qualified in its entirety by reference to the full text of the Option Agreement.

Governance Agreement

In connection with and simultaneously with the closing of the Company Stock Sale, the Company and Grifols will enter into a Governance Agreement (the “Governance Agreement”), which sets forth certain rights and obligations of the Company and Grifols concerning, among other things, certain corporate governance matters, certain limitations on future acquisitions of shares of Common Stock by Grifols, and certain rights by Grifols to maintain a target level of ownership in the Company.

On the date the Governance Agreement is executed, the Company’s board of directors will be reconstituted to consist of its chief executive officer, three independent directors under the NASDAQ Marketplace Rules and two persons designated by Grifols. The number of persons Grifols is entitled to designate for consideration for election to the Company’s board of directors to the Company’s nominating committee will thereafter depend on the percentage of beneficial ownership of the Company held by Grifols.

The Governance Agreement also provides that during the period beginning on the date of Closing and ending 12 months after the first commercial sale of a Product (the “Restricted Period”), Grifols will not directly or indirectly acquire or offer to acquire any shares of Common Stock except (i) with the approval of the Company’s board of directors and a majority of its independent directors, (ii) effected solely to the extent necessary to maintain the beneficial ownership of Grifols and its affiliates at an amount equal to 35% (the “Target Percentage”) of the shares of Common Stock on a Fully Diluted Basis (as defined in the Governance Agreement), or (iii) in order to maintain its ownership percentage in the event that the Company issues new securities, in accordance with the provisions of the Governance Agreement. The Restricted Period terminates upon the occurrence certain events, including a change in control of the Company and a third party publicly proposing to acquire the Company. The Governance Agreement further imposes certain “standstill” obligations on Grifols during the Restricted Period, pursuant to which Grifols and certain related persons are prohibited from soliciting proxies from the Company’s shareholders, granting proxies or entering into voting agreements and seeking additional representation on the Company’s board of directors.

The Governance Agreement provides Grifols with certain preemptive rights to participate in future issuances of Common Stock or equivalents of Common Stock by the Company, or the right to acquire shares of Common Stock from third parties or on the open market to maintain its Fully Diluted Ownership at the Target Percentage.

The Governance Agreement requires the approval of Grifols for certain actions by the Company which would adversely affect Grifols’ rights under the Governance Agreement, and for the Company to terminate the employment of its Chief Executive Officer or to appoint any successor Chief Executive Officer.

A copy of the Governance Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference. The foregoing description of the Governance Agreement is qualified in its entirety by reference to the full text of the Governance Agreement.

Registration Rights Agreements

In connection with and concurrently with the closing of the Company Stock Sale, the Company will enter into a Registration Rights Agreement with Grifols (the “Grifols Registration Rights Agreement”), pursuant to which the Company agreed to provide registration rights to Grifols with respect to the shares of Common Stock to be acquired in the Company Stock Sale. Under such agreement, Grifols will be entitled to require the Company to file with the SEC certain registration statements under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of the shares of Common Stock acquired by Grifols in the Company Stock Sale up to three times on Form S-1 and up to six times on Form S-3, and to include its shares of Common Stock in any registration the Company proposes for its own account or for the account of one or more of its shareholders.

In connection with and concurrently with the closing of the Company Stock Sale, the Company and the Investors also entered into a Registration Rights Agreement (the “Investors Registration Rights Agreement”). Pursuant to the Investors Registration Rights

Agreement, the Company is required to file a registration statement to cover the resale of the shares of Common Stock acquired by the Investors in the Company Stock Sale. The failure on the part of the Company to satisfy the deadlines set forth in the Investors Registration Rights Agreement may subject the Company to payment of certain monetary penalties. In addition, pursuant to the terms of the Stock Purchase Agreement, the Company has agreed, among other things, not to file any other registration statement (other than any registration statement on Form S-4 or Form S-8, and subject to certain other limitations and exclusions) until the Common Stock subject thereto is covered by an effective registration statement or freely salable under Rule 144 under the Securities Act.

Copies of the Grifols Registration Rights Agreement and the Investors Registration Rights Agreement are attached hereto as Exhibits 10.5 and 10.6, respectively, and are incorporated herein by reference. The foregoing description of the Grifols Registration Rights Agreement and the Investors Registration Rights Agreement is qualified in its entirety by reference to the full text of the Grifols Registration Rights Agreement and the Investors Registration Rights Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure relating to the proposed Company Stock Sale pursuant to the Stock Purchase Agreement set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Common Stock was offered and will be sold to Grifols and the Investors without registration under the Securities Act, or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Common Stock.

Item 8.01	Other Events.

On May 21, 2013, the Company issued a press release announcing the execution of definitive agreements for the transaction. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

The Company plans to file a proxy statement with the SEC in connection with the Transactions. The Company urges investors and shareholders to read the proxy statement when it becomes available and any other relevant documents filed by the Company with the SEC because they will contain important information.

Investors and shareholders will be able to obtain the proxy statement and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement, dated May 20, 2013, by and among Aradigm Corporation, Grifols, S.A. and the investors listed on the Schedule of Purchasers attached thereto.

10.2	Form of License Agreement by and among Aradigm Corporation and Grifols, S.A.

10.3	Form of Option Agreement by and among Aradigm Corporation and Grifols, S.A.

10.4	Form of Governance Agreement, by and among Aradigm Corporation and Grifols, S.A.

10.5	Form of Registration Rights Agreement by and among Aradigm Corporation and Grifols, S.A.

10.6	Form of Registration Rights Agreement by and among Aradigm Corporation and the investors listed on the signature pages thereto.

99.1	Press release dated May 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: May 24, 2013	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota

		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Stock Purchase Agreement, dated May 20, 2013, by and among Aradigm Corporation, Grifols S.A. and the investors listed on the Schedule of Purchasers attached thereto.

10.2	Form of License Agreement by and among Aradigm Corporation and Grifols, S.A.

10.3	Form of Option Agreement by and among Aradigm Corporation and Grifols, S.A.

10.4	Form of Governance Agreement by and among Aradigm Corporation and Grifols, S.A.

10.5	Form of Registration Rights Agreement by and among Aradigm Corporation and Grifols, S.A.

10.6	Form of Registration Rights Agreement by and among Aradigm Corporation and the investors listed on the signature page thereto.

99.1	Press release dated May 21, 2013.